EXHIBIT 10.3
Notice of Restricted Stock Unit Grant

Participant:	/$ParticipantName$/

Employee ID:	/$OptioneeID$/

Company:	Visa Inc.

Notice:
You have been granted the following Restricted Stock Units in accordance with the terms of the Visa Inc. 2007 Equity Incentive Compensation Plan, as it may be amended or restated from time to time (the “Plan”) and the Restricted Stock Unit Award Agreement (“Agreement”) attached hereto. Capitalized terms used but not defined herein have the meaning set forth in the Plan.

Type of Award:	Restricted Stock Units

Grant ID:	/$GrantID$/

Grant:	Grant Date: /$GrantDate$/ Number of Shares Underlying Restricted Stock Units: /$AwardsGranted$/

Period of Restriction:
The Period of Restriction applicable to those portions of the total number of your Restricted Stock Units listed in the schedule below shall commence on the Grant Date and shall lapse on the corresponding “Vesting Date” listed below.

Shares on Vesting Date
/$VestingSchedule$/

However, in the event of your death or Disability (as defined in the Agreement), the Period of Restriction will immediately lapse as to the full number of outstanding and then-unvested Restricted Stock Units. In addition, in the event of your Termination due to Retirement (as defined in the Agreement), the Period of Restriction will continue to lapse according to the vesting schedule set forth above. Additionally, in the event of your Termination by the Company without Cause (as defined in the Agreement), the Period of Restriction will lapse as to a portion of the Restricted Stock Units, determined by multiplying the number of Restricted Stock Units subject to the Award by a fraction, the numerator of which is the number of days you were employed (up to and including the date of such Termination) by the Company, or a Subsidiary or Affiliate during the full Period of Restriction and the denominator of which is the number of days in the full Period of Restriction, reduced by the number of Restricted Stock Units that have already vested by their terms prior to the date of such Termination, which Restricted Stock Units shall be paid to you in cash based on the Fair Market Value of a Share on the date of your Termination, (i) 50% on the date of your Termination and (ii) 50% on the first anniversary of the date of your Termination.

Moreover, the Award and any Shares issued or cash payment(s) made hereunder are subject to rescission and forfeiture during Participant’s employment and for twelve (12) months after the later of Participant’s (i) Termination or (ii) receipt of cash payment(s) or Shares hereunder if Participant engages in Detrimental Activity during such periods, as described in Section 4(f) below.

Acceptance:
To accept or reject your Restricted Stock Units award (the “Award”), please complete the on-line form ("Accept or Reject Your Grant") as promptly as possible, but, in any case, within ninety (90) days after the Grant Date. If you accept the Award, you will be deemed to have agreed to the terms and conditions set forth in this Agreement, the terms and conditions of the Plan, and the Addendum with Additional Country Specific Terms and Conditions attached as Exhibit A, all of which are made part of this Agreement. If you do not accept the Award within ninety (90) days after the Grant Date, it may be cancelled in accordance with the Agreement. The Agreement is available to you online in your Merrill Benefits Online account via this link: https://benefits.ml.com.

Visa Inc.
2007 Equity Incentive Compensation Plan
Restricted Stock Unit Award Agreement
This Restricted Stock Unit Award Agreement (this “Agreement”), dated as of the Grant Date (the “Grant Date”) set forth in the Notice of Restricted Stock Unit Grant attached as Schedule A hereto (the “Grant Notice”), is made between Visa Inc. (the “Company”) and the Participant set forth in the Grant Notice. The Grant Notice is included in and made part of this Agreement.
1.     Definitions.
Capitalized terms used but not defined herein have the meaning set forth in the Visa Inc. 2007 Equity Incentive Compensation Plan, as it may be amended or restated from time to time (the “Plan”).
2.     Grant of the Restricted Stock Units.
Subject to the provisions of this Agreement and the provisions of the Plan, the Company hereby grants to the Participant, pursuant to the Plan, the number of Restricted Stock Units set forth in the Grant Notice (the “Restricted Stock Units”).
3.     Dividend Equivalents.
Each Restricted Stock Unit shall entitle the Participant to Dividend Equivalents with respect to regular cash dividends that would otherwise be paid on the Share underlying such Restricted Stock Unit during the period from the Grant Date to the date such Share is delivered in accordance with Section 5 or forfeited. Any such Dividend Equivalent shall be paid to the Participant at (or within forty-five (45) days following) the time such related dividends are paid to holders of Shares.
4.     Period of Restriction; Termination; Other Events.
The Period of Restriction with respect to the Restricted Stock Units shall be as set forth in the Grant Notice (the “Period of Restriction”). The Participant acknowledges that an important and material purpose of this Agreement, as a matter of the internal affairs of the Company, is to ensure that Participant’s interests and those of the Company remain aligned. This is achieved by Participant agreeing to avoid Detrimental Activity during the Period of Restriction and for a period of twelve (12) months after the later of Participant’s (i) Termination or (ii) receipt of cash payment(s) or Shares hereunder. Avoidance of Detrimental Activity in accordance with the terms of this Agreement is understood to be precondition to entitlement and retention of any award under this Agreement. The Participant acknowledges that prior to the expiration of the applicable portion of the Period of Restriction, the Restricted Stock Units may not be sold, transferred, pledged, assigned, encumbered, alienated, hypothecated or otherwise disposed of (whether voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy)), other than by will or the laws of descent and distribution. Upon the expiration of the applicable portion of the Period of Restriction, the restrictions set forth in this Agreement with respect to the Restricted Stock Units theretofore subject to such expired Period of Restriction shall lapse, except as may be provided in accordance with Section 11 hereof. Notwithstanding the foregoing, prior to the expiration of the applicable portion of the Period of Restriction, the Restricted Stock Units may be

transferred to the Participant’s former spouse pursuant to a domestic relations order which is approved by the Company, in accordance with any procedures, and subject to any limitations, as the Company may prescribe and subject to applicable law. Subject to the terms of the Plan and the remaining provisions of this Section 4, all Restricted Stock Units for which the Period of Restriction had not lapsed prior to the date of the Participant’s Termination shall be immediately forfeited. Notwithstanding the foregoing to the contrary:
(a)    Death and Disability. In the event of the Participant’s death or Disability (as defined below), then the Period of Restriction shall immediately lapse as to the full number of outstanding Restricted Stock Units.
(b)    Retirement. Upon Termination of the Participant at or after attainment of age fifty-five and five years of completed service and six months of service from the Grant Date (“Retirement”), then the Period of Restriction for any Restricted Stock Units that remain unvested as of the date of such Termination shall continue to lapse in accordance with the vesting schedule set forth in the Grant Notice.
(c)    Change of Control. If a Change of Control occurs, and, at any time upon or following the Change of Control and prior to the second (2nd) anniversary of the Change of Control, the Participant incurs a Termination, either by the Company, a Subsidiary or an Affiliate without Cause (as defined below), or by the Participant for Good Reason (as defined below), then the Period of Restriction shall immediately lapse as to the full number of outstanding Restricted Stock Units. For the avoidance of doubt, Section 15.1(b) of the Plan shall not apply to the Restricted Stock Units to the extent such provision conflicts with this Section 4(c).
(d)    Termination by the Company without Cause. Upon Termination of the Participant by the Company or a Subsidiary or Affiliate without Cause (other than a Termination under circumstances described in paragraph (b), (c) or (e) of this Section 4 or other than an event described in paragraph (a) of this Section 4), the Period of Restriction will lapse as to a portion of the Restricted Stock Units, determined by multiplying the number of Restricted Stock Units subject to the Award by a fraction, the numerator of which is the number of days you were employed by the Company or a Subsidiary or Affiliate (up to and including the date of such Termination) during the full Period of Restriction and the denominator of which the number of days in the full Period of Restriction, reduced by the number of Restricted Stock Units that have already vested by their terms prior to the date of such Termination, which Restricted Stock Units shall be paid to you in cash based on the Fair Market Value of a Share on the date of your Termination, (i) 50% on the date of your Termination and (ii) 50% on the first anniversary of the date of your Termination. For the avoidance of doubt, (i) Section 15.1(a) of the Plan shall not apply to the Restricted Stock Units to the extent such provision conflicts with this Section 4(d) and (ii) if a Participant is eligible for Retirement pursuant to paragraph (b) of this Section 4 at the time the Participant otherwise would experience a Termination pursuant to this paragraph (d) of Section 4, the Participant’s Termination shall be deemed a Retirement and the provisions of paragraph (b) with respect to the Restricted Stock Units shall prevail and be given effect. In the event the Participant is eligible for Retirement pursuant to paragraph (b) of this Section 4 at the time the Participant otherwise dies or experiences a Disability pursuant to paragraph (a) of this Section 4 or at the time the Participant otherwise experiences a Termination by the Company for Cause or pursuant to paragraph (c) of this Section 4, such Termination shall not be deemed a Retirement and paragraph (a) or (c) or such Termination for Cause, as applicable, shall prevail and be given effect.

(e)    Other Terminations; Other Events. Upon Termination of the Participant due to any reason other than termination without Cause prior to a Change of Control, Retirement, termination without Cause following a Change of Control or termination for Good Reason following a Change of Control or other than in the event of Participant’s death or Disability, then all Restricted Stock Units for which the Period of Restriction had not lapsed prior to the date of such Termination shall be immediately forfeited.
(f)    Detrimental Activity. If, at any time during Participant’s employment by the Company, any Affiliate or a Subsidiary or within the later of (i) twelve (12) months after the Participant’s Termination or (ii) twelve (12) months after Participant is delivered Shares or cash payment(s) pursuant to the Award, Participant engages in any Detrimental Activity, then the Company may rescind any portion of the Award distributed to the Participant within the twenty-four (24) month period immediately prior to the Participant’s engagement in Detrimental Activity and/or pursue any other remedies allowed under applicable law. In the event of such a rescission, Participant’s then outstanding Restricted Stock Units will be cancelled for no additional consideration by the Company and Participant will have no rights in same, and Participant shall promptly repay or return to the Company any cash payment(s) and Shares that have been paid or issued to Participant by the Company pursuant to this Agreement within the twenty-four (24) month period immediately prior to the Participant’s engagement in Detrimental Activity. If any such Shares are no longer held by Participant then Participant shall pay the Company a sum equal to the Fair Market Value of the Shares at the time they were sold or otherwise conveyed to another party by Participant. This Section 4(f) shall be construed to supplement, and not contradict, replace or eliminate, any remedies available to the Company under Section 14, or otherwise available under applicable law. This Section 4(f) or any portion hereof shall not apply (i) after the Participant’s Termination if the Participant resides or works for the Company in California at the time Participant executes this Agreement and engages in any Detrimental Activity described in clause (i) or (ii) of such term, or (ii) to the extent this Section 4(f) or any portion hereof is otherwise unlawful.
5.     Payment of Restricted Stock Units.
Except as set forth in Section 4(d), as soon as reasonably practicable following the lapse of the applicable portion of the Period of Restriction, but in no event later than 90 days following the date of such lapse, the Company shall cause to be delivered to the Participant (a) the full number of Shares underlying the Restricted Stock Units as to which such portion of the Period of Restriction has so lapsed (a “Share Settlement”), (b) a cash payment determined by reference to the then-current Fair Market Value of such Shares or (c) a combination of Shares and such cash payment as the Committee, in its sole discretion, shall determine, subject to satisfaction of applicable Tax Withholding Obligations (as defined in and in accordance with Section 6 of this Agreement); provided, however, that notwithstanding any other provision of this Agreement, to the extent the Restricted Stock Units are payable upon a Separation from Service to a Participant who is a “specified employee” (as such term is defined in Code Section 409A(a)(2)(B)(i)) determined in accordance with the methodology established by the Company as in effect on the date of such Separation from Service and to the extent such payment would result in the imposition of any individual tax and penalty interest charges imposed under Code Section 409A, any such delivery of Shares or cash payment due to lapse of the Period of Restriction upon such Separation from Service shall instead be made on the first business day after the date that is six (6) months following such Separation from Service (or death, if earlier).

Notwithstanding the foregoing, if the Participant is at the time of an issuance of Shares pursuant hereto, or has been in the six-month period preceding an issuance of Shares pursuant hereto, an “officer” of the Company as defined in Rule 16a-1(f) promulgated pursuant to the Exchange Act (or any successor rule)(a “Section 16 Officer”), then payment of the Restricted Stock Units to such Participant may only be in the form of a Share Settlement, unless otherwise elected by the Participant and permitted by the Committee or the Board, or unless otherwise determined by the Committee or the Board.
6.     Taxes and Withholdings.
Upon the expiration of the applicable portion of the Period of Restriction, or such earlier date on which the value of any Restricted Stock Units otherwise becomes includible in the Participant’s gross income for income tax purposes or on which taxes are otherwise payable, the Participant authorizes any Tax Withholding Obligations (as defined below) with respect to such Restricted Stock Units to be satisfied by the Company by any means to the extent permitted by the Plan and applicable law, including but not limited to the following: (1) through a sale arranged by the Company through a securities broker (on the Participant's behalf pursuant to this authorization) without further consent from the Participant and the remittance of the cash proceeds of such sale to the Company, under which the Company is authorized and directed by the Participant to make payment from the cash proceeds of the sale directly to the appropriate taxing authorities in an amount equal to the Tax Withholding Obligations; (2) withholding Shares or cash otherwise deliverable or payable to the Participant pursuant to the Restricted Stock Unit award; provided, however, that the amount of any Shares so withheld shall not exceed the sum of all statutory maximum rates in the Participant’s applicable jurisdiction with respect to the Restricted Stock Units, as determined by the Company, subject to any limitations as the Committee may prescribe and subject to applicable law, based on the Fair Market Value of the Shares on the payment date (“Net Settlement”); or (3) withholding the Tax Withholding Obligations from the Participant’s wages or other cash compensation payable to the Participant by the Company, a Subsidiary, or an Affiliate, if determined to be necessary or appropriate by the Company. The Company, a Subsidiary or an Affiliate may, in the discretion of the Committee, provide for alternative arrangements to satisfy applicable tax withholding requirements in accordance with Article XVII of the Plan.
Notwithstanding the foregoing, if the Participant is at the time of an issuance of Shares pursuant hereto, or has been in the six-month period preceding an issuance of Shares pursuant hereto, a Section 16 Officer, then the Company shall use Net Settlement to satisfy such Participant’s Tax Withholding Obligations, unless otherwise determined by the Committee or the Board.
Tax Withholding Obligations means the minimum tax or social insurance obligations required by law to be withheld in respect of the Restricted Stock Units, or such other withholding amount (a “Greater Amount”), up to the sum of all applicable statutory maximum rates (provided, in the case of a Participant who is a Section 16 Officer, that such Greater Amount is approved in advance by the Committee or the Board).

Regardless of any action the Company, an Affiliate and /or a Subsidiary takes with respect to any or all tax withholding (including social insurance contribution obligations, if any), the Participant acknowledges that the ultimate liability for all such taxes is and remains the Participant’s responsibility (or that of the Participant’s beneficiary, if applicable), and that none of the Company, an Affiliate and /or a Subsidiary: (a) makes any representations or undertakings regarding the treatment of any tax withholding in connection with any aspect of the Restricted Stock Units, including the grant or vesting thereof, the subsequent sale of Shares and the receipt of any dividends; or (b) commits to structure the terms of the Restricted Stock Units or any aspect of the Restricted Stock Units to reduce or eliminate the Participant’s (or the Participant’s beneficiary’s) liability for such tax.
7.     No Rights as a Shareholder Prior to Issuance of Shares.
Neither the Participant nor any other person shall become the beneficial owner of the Shares underlying the Restricted Stock Units, nor have any rights to dividends or other rights as a shareholder with respect to any such Shares, until and after such Shares, if any, have been actually issued to the Participant and transferred on the books and records of the Company or its agent in accordance with the terms of the Plan and this Agreement.
8.     No Right to Continued Employment.
Neither the Restricted Stock Units nor any terms contained in this Agreement shall confer upon the Participant any rights or claims except in accordance with the express provisions of the Plan and this Agreement, and they shall not give the Participant any express or implied right to be retained in the employment or service of the Company or any Subsidiary or Affiliate for any period or in any particular position or at any particular rate of compensation, nor restrict in any way the right of the Company or any Subsidiary or Affiliate, which right is hereby expressly reserved, to modify or terminate the Participant’s employment or service at any time for any reason. The Participant acknowledges and agrees that any right to lapse of the Period of Restriction is earned only by continuing as an employee of the Company or a Subsidiary or Affiliate at the will of the Company or such Subsidiary or Affiliate, or satisfaction of any other applicable terms and conditions contained in the Plan and this Agreement, and not through the act of being hired or being granted the Restricted Stock Units hereunder.
9.     The Plan.
By accepting any benefit under this Agreement, the Participant and any person claiming under or through the Participant shall be conclusively deemed to have indicated the Participant’s acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and this Agreement and any action taken under the Plan by the Board, the Committee or the Company, in any case in accordance with the terms and conditions of the Plan. Subject to Section 4(c) and 4(d) of this Agreement, in the event of any conflict between the provisions of the Plan and this Agreement, the provisions of the Plan shall control, and this Agreement shall be deemed to be modified accordingly. This Agreement is subject to all the terms, provisions and conditions of the Plan, which are incorporated herein by reference, and to such rules, policies and regulations as may from time to time be adopted by the Committee. The Plan and the prospectus describing the Plan can be found on the Company’s Human Resources intranet site. A paper copy of the Plan and the prospectus shall be provided to the Participant upon the Participant’s written request to the Company at 900 Metro Center Blvd., Foster City, California 94404, Attention: Stock Plan Administrator.

10.    Certain Defined Terms.
For purposes of this Agreement, the following terms shall have the meanings set forth below:
(a)    “Cause” means: (i) engaging in (A) willful or gross misconduct or (B) willful or gross neglect; (ii) the commission of a felony or a crime of moral turpitude, dishonesty, breach of trust or unethical business conduct, or any crime involving the Company, a Subsidiary or an Affiliate; (iii) fraud, misappropriation or embezzlement; (iv) a material breach of the Participant’s employment agreement or offer letter (if any) with the Company, a Subsidiary or an Affiliate; (v) acts or omissions constituting a material failure to perform substantially and adequately the duties assigned to the Participant (other than any such failure resulting from incapacity due to physical or mental illness); provided, however, that following a Change of Control, any such failure will only serve as the basis for a Termination for Cause if it is willful; or (vi) any illegal act detrimental to the Company, a Subsidiary or an Affiliate.
(b)     “Detrimental Activity” means: (i) providing services or material assistance to any payments business that is in competition with the payments business of the Company in the United States or any other country where the Company does business; (ii) soliciting or knowingly inducing a Company customer that Participant had material dealings with or was provided confidential information about while employed with the Company to cease or reduce doing business with the Company or to divert a business opportunity related to the Company’s line of business to another party; or, (iii) soliciting or knowingly inducing an employee of the Company that Participant gained knowledge of while employed with the Company to leave the employment of the Company. Detrimental Activity is not intended to include (I) duly authorized activity undertaken for the benefit of the Company in the ordinary course of Participant’s employment duties for the Company, (II) employment with an independently operated subsidiary, division, or unit of a diversified corporation so long as the independently operated business unit at issue is truly independent and does not compete in any way with the Company; or, (III) holding a passive and non-controlling ownership interest of less than 5% of the stock or other securities of a publicly traded company.
(c)    “Disability” shall have the meaning of the Company’s, a Subsidiary’s or an Affiliate’s long-term disability plan under which the Participant is covered from time to time, provided that, to the extent required to avoid accelerated taxation and/or tax penalties under Code Section 409A, a Disability shall be deemed to have occurred only if such Disability constitutes a “disability” within the meaning of Code Section 409A.
(d)    “Good Reason” means: (i) a diminution in the Participant’s annual base salary, annual incentive opportunity or annual long-term incentive award opportunity, as applicable, in effect immediately prior to the Change of Control; (ii) the assignment to the Participant of any duties inconsistent with the Participant’s positions (including status, offices, titles and reporting requirements), authority, duties or responsibilities from those in effect immediately prior to such Change of Control or any action by the Company that results in a diminution in any of the foregoing from those in effect immediately prior to such Change of Control, or (iii) the Company, a Subsidiary or an Affiliate requires the Participant to change the Participant’s principal location of work to a location that is in excess of fifty (50) miles from the location thereof immediately prior to the Change of Control. Notwithstanding the foregoing, a Termination by a Participant for Good Reason shall not have occurred unless (i) the Participant gives written notice to the Company, a Subsidiary or an Affiliate, as applicable, of Termination within thirty (30)

days after the Participant first becomes aware of the occurrence of the circumstances constituting Good Reason, specifying in reasonable detail the circumstances constituting Good Reason, (ii) the Company, the Subsidiary or the Affiliate, as the case may be, has failed within thirty (30) days after receipt of such notice to cure the circumstances constituting Good Reason, and (iii) the date of Participant’s Termination occurs no later than sixty (60) days after the date such notice was given.
11.    Compliance with Laws and Regulations.
(a)    The Restricted Stock Units and the obligation of the Company to deliver Shares or cash payments hereunder shall be subject in all respects to (i) all applicable federal and state laws, rules and regulations; and (ii) any registration, qualification, approvals or other requirements imposed by any government or regulatory agency or body which the Committee shall, in its discretion, determine to be necessary or applicable. Moreover, the Company shall not deliver any certificates for Shares to the Participant or any other person pursuant to this Agreement if doing so would be contrary to applicable law. If at any time the Company determines, in its discretion, that the listing, registration or qualification of Shares upon any national securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable, the Company shall not be required to deliver any certificates for Shares to the Participant or any other person pursuant to this Agreement unless and until such listing, registration, qualification, consent or approval has been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Company.
(b)    It is intended that any Shares received upon expiration of the Period of Restriction shall have been registered under the Securities Act. If the Participant is an “affiliate” of the Company, as that term is defined in Rule 144 under the Securities Act (“Rule 144”), the Participant may not sell the Shares received except in compliance with Rule 144. Certificates representing Shares issued to an “affiliate” of the Company may bear a legend setting forth such restrictions on the disposition or transfer of the Shares as the Company deems appropriate to comply with federal and state securities laws.
(c)    If at any time the Shares are not registered under the Securities Act, and/or there is no current prospectus in effect under the Securities Act with respect to the Shares, the Participant shall execute, prior to the delivery of any Shares to the Participant by the Company pursuant to this Agreement, an agreement (in such form as the Company may specify) in which the Participant represents and warrants that the Participant is purchasing or acquiring the Shares acquired under this Agreement for the Participant's own account, for investment only and not with a view to the resale or distribution thereof, and represents and agrees that any subsequent offer for sale or distribution of any kind of such Shares shall be made only pursuant to either (i) a registration statement on an appropriate form under the Securities Act, which registration statement has become effective and is current with regard to the Shares being offered or sold; or (ii) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the Participant shall, prior to any offer for sale of such Shares, obtain a prior favorable written opinion, in form and substance satisfactory to the Company, from counsel for or approved by the Company, as to the applicability of such exemption thereto.
12.    Notices and Consent to Service of Process.
Any notice or other communication provided for hereunder shall be made in writing and deemed given (a) three days after being deposited in the U.S. mail, first class, postage prepaid, certified receipt requested, or (b) when delivered by a nationally recognized overnight courier which provides confirmation of delivery. All notices by the Participant or the Participant’s successors or permitted assigns shall be addressed to the Company at 900 Metro Center Blvd., Foster City, California 94404, Attention: Stock Plan Administration, or such other address as the Company may from time to time specify, and any notice that involves service of legal process on the Company shall be directed to Company’s Registered Agent for purposes of service of legal process. All notices and service of legal process to the Participant shall be addressed to the Participant at the Participant’s last known address in the Company's records or such forwarding address as Participant may provide to the Company in writing and in accordance with this Section 12.
13.    Other Plans.
The Participant acknowledges that any income derived from this Restricted Stock Units award shall not affect the Participant’s participation in, or benefits under, any other benefit plan or other contract or arrangement maintained by the Company or any Subsidiary or Affiliate.
14.    Clawback Policy.
Notwithstanding any other provision of this Agreement to the contrary, any cash incentive compensation received by the Participant, Restricted Stock Unit granted, Shares issued and/or amount paid hereunder, and/or any amount received with respect to any sale of any such Shares, shall be subject to potential cancellation, recoupment, rescission, payback or other action in accordance with the terms of the Company’s Clawback Policy, as it may be amended from time to time (the “Policy”). The Participant agrees and consents to the Company’s application, implementation and enforcement of (a) the Policy or any similar policy established by the Company, a Subsidiary or an Affiliate that may apply to the Participant and (b) any provision of applicable law relating to cancellation, rescission, payback or recoupment of compensation, and expressly agrees that the Company may take such actions as are necessary to effectuate the Policy, any similar policy (as applicable to the Participant) or applicable law without further consent or action being required by the Participant. To the extent that the terms of this Agreement and the Policy or any similar policy conflict, then the terms of such policy shall prevail.
15.    Rights of Participant.
In accepting the Award, the Participant acknowledges that:
(a)    the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, suspended or terminated by the Company at any time, as provided in the Plan and this Agreement;
(b)    the grant of Restricted Stock Units is voluntary and occasional and does not create any contractual or other right for the Participant or any other person to receive future grants, or benefits;
(c)    all decisions with respect to any future grants will be at the sole discretion of the Company;
(d)    the Restricted Stock Unit grants do not constitute compensation of any kind for services of any kind rendered to the Company, its Affiliates and /or Subsidiaries, and are not part of the terms and conditions of the Participant’s employment;

(e)    no provision of this Agreement or the Restricted Stock Units granted hereunder shall give the Participant any right to continue in the employ of the Company or any Affiliate or Subsidiary, create any inference as to the length of employment of the Participant, affect the right of an employer to terminate the employment of the Participant, with or without Cause, or give the Participant any right to participate in any employee welfare or benefit plan or other program (other than the Plan);
(f)    if the Participant ceases to be an employee of the Company or any Affiliate or Subsidiary for any reason, the Participant shall not be entitled by way of compensation for loss of office or otherwise howsoever to any sum or other benefit to compensate the Participant for the loss of any rights under this Agreement or the Plan;
(g)    notwithstanding any terms or conditions of the Plan to the contrary, in the event of termination of the Participant’s employment for any reason other than a Termination pursuant to which accelerated or continued lapsing of restrictions occurs as provided in Section 4 hereof or pursuant to which such termination of employment is deemed not to be a Termination in the Committee’s discretion under the Plan, the Participant’s right to receive Restricted Stock Units and vest in Restricted Stock Units under the Plan, if any, will terminate immediately on the date that the Participant is no longer actively employed by the Company, any Affiliate or any Subsidiary, and, in any case, will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law); and
(h)    notwithstanding any provisions in this Agreement, the Restricted Stock Units granted hereunder shall be subject to any special terms and conditions for Participant’s country set forth in the Addendum attached hereto as Exhibit A. Moreover, if Participant relocates to one of the countries included in the Addendum, the special terms and conditions for such country will apply to Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Addendum constitutes part of this Agreement.
16.    Data Protection.
(a)    The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this document by and among, as applicable, the Company, its Affiliates and its Subsidiaries (“the Group”) for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.
(b)    The Participant acknowledges that the Group holds certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, details of all Restricted Stock Units or any other entitlement to Shares outstanding in the Participant’s favor, for the purpose of implementing, administering and managing the Plan (“Data”).
(c)    The Participant acknowledges and agrees that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Participant’s country of residence or elsewhere, and that the recipient’s country of residence may have different data privacy laws and protections than those of the Participant’s country. In particular, the Company may transfer Data to the broker or stock plan administrator assisting with the Plan, to the Company’s legal counsel and tax/accounting advisor, and to the Subsidiary or Affiliate that is Participant’s employer and its payroll provider. The Participant authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Participant may elect to deposit any Shares acquired.
(d)    The Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. The Participant understands that the Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing Participant’s local human resources representative. The Participant understands, however, that refusing or withdrawing the Participant’s consent will affect the Participant’s ability to participate in the Plan; without providing consent, the Participant will not be able to participate in the Plan or realize benefits (if any) from the Restricted Stock Units. The Participant should also refer to the Visa Inc. Global Privacy Policy (which is available to Participant separately and may be updated from time to time) for more information regarding the collection, use, storage, and transfer of the Participant’s Data.
17. Choice of Law and Forum / Consent to Jurisdiction.
In order to maintain uniformity in the interpretation of this Agreement across the Company’s operations in many different locations, the parties have expressly agreed that this Agreement shall be governed by and enforced under the laws of the State of Delaware, without regard to any contrary principles of conflict of laws of Delaware or another state, to the maximum extent permitted by law. The parties further agree that any legal action, suit or proceeding arising from or related to this Agreement shall be instituted exclusively in a state or federal court of competent jurisdiction located in Delaware, to the maximum extent permitted by law. The parties consent to the personal jurisdiction of such Delaware courts over them, waive all objections to the contrary, and waive any and all objections to the exclusive location of legal proceedings in Delaware (including, without limitation, any objection based on cost, convenience or location of relevant persons), to the maximum extent permitted by law. The parties further agree that there shall be a conclusive presumption that this Agreement has a significant, material and reasonable relationship to the State of Delaware.
18. Code Section 409A

The Restricted Stock Units are intended to be exempt from, or to the extent subject thereto, to comply with Code Section 409A, and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted in accordance therewith. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Code Section 409A, if the Participant experiences a Termination that is not a Separation from Service, no payment or distribution of any amounts with respect to the Restricted Stock Units will be due to the Participant until the Participant would be considered to have incurred a Separation from Service. Any payments described in this Agreement that are due within the “short-term deferral” period as defined in Code Section 409A shall not be treated as deferred compensation unless applicable law requires otherwise. Each amount to be paid or benefit to be provided under this Agreement shall be construed as a separate identified payment for purposes of Code Section 409A. The Company makes no representation that any or all of the payments or benefits described in this Agreement will be exempt from or comply with Code Section 409A and makes no undertaking to preclude Code Section 409A from applying to any such payment. The Participant shall be solely responsible for the payment of any taxes and penalties incurred under Code Section 409A.
19.    Acceptance.
The Participant must accept or reject Participant’s award under this Agreement no later than ninety (90) days after the Grant Date (“Acceptance Period”). If the Participant accepts the Award within the Acceptance Period, Participant will be deemed to have agreed to the terms and conditions set forth in this Agreement, the terms and conditions of the Plan, and the Addendum with Additional Country Specific Terms and Conditions attached as Exhibit A, all of which are made part of this Agreement. If the Participant fails to accept the Award under this Agreement during the Acceptance Period, the Award may be cancelled and of no further effect, in which case the Participant shall have no rights to the Award. By accepting the Award, the Participant also agrees to sign any additional agreements, forms and/or consents that reasonably may be requested by the Company (or the Company’s designated broker, including, without limitation, Merrill) to effectuate the administration of the Award (including, without limitation, for the designated broker to sell Shares in accordance with Section 6 to satisfy the Participant’s Tax Withholding Obligations) and shall otherwise cooperate with the Company with respect to such matters.

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